Exhibit 99.1

Company Contact:	Investor Relations Contact:
Mr. Thomas Sammons	Hayden IR
Chief Financial Officer	Brett Maas
TechPrecision Corporation	Phone: 646-536-7331
Phone: 978-883-5109	Email: brett@haydenir.com
Email: sammonst@ranor.com	Website: www.haydenir.com
Website: www.techprecision.com

FOR IMMEDIATE RELEASE

TechPrecision Corporation Reports First Quarter Financial Results

Revenue increased by 6%, Net Income increased by 34%

Westminster, MA – August 13, 2019 – TechPrecision Corporation (OTCQB: TPCS) (“TechPrecision” or “the Company”), an industry leading manufacturer of precision, large-scale fabricated and machined metal components and tested systems with customers in the defense, energy and precision industrial sectors, today reported financial results for the first quarter ended June 30, 2019. Net sales for the first quarter ended June 30, 2019 were $4.3 million, a 6% increase when compared to net sales of $4.1 million in the same quarter a year ago.

“Our results for the first quarter were highlighted by increased revenue and gross profit which drove higher net income,” stated Alexander Shen, TechPrecision’s Chief Executive Officer. “In addition, we saw an increase in net sales to our industrial markets, and we generated over $1.7 million in cash from operations due to favorable timing of shipments and collections during the quarter. We expect to operate at or above current revenue and net income levels during fiscal 2020.”

First Quarter of Fiscal 2019 Financial Results

•	Net sales were $4.3 million or 6% higher when compared to $4.1 million in the same quarter a year ago.
•	Gross profit was $1.1 million, up slightly over the same quarter last year.
•	Operating income was $368,000 or 14% higher when compared to the same period a year ago.
•	Net income was $221,000, or $0.01 per share basic and diluted, compared to net income of $164,000 in the year-ago quarter, or $0.01 per share basic and diluted.
•	EBITDA was $577,000 for the quarter ended June 30, 2019, compared to $510,000 for the quarter ended June 30, 2018. Please refer to the reconciliation of EBITDA (a non-GAAP measure) to net income (a GAAP measure) in this release.

Financial Position

At June 30, 2019, TechPrecision had $3.5 million in cash, and working capital of $6.6 million compared to $2.0 million in cash and working capital of $6.3 million at March 31, 2018. The Company generated $1.7 million in cash from operations during the first quarter ended June 30, 2019, compared to a reduction of $0.3 million in cash from operations during the same period a year ago.

Teleconference Information

The Company will hold a conference call at 4:30 p.m. Eastern (U.S.) time on August 13, 2019. To participate in the live conference call, please dial 1-888-567-1602 five to 10 minutes prior to the scheduled conference call time. International callers should dial 1-862-298-0702. When prompted, reference TechPrecision.

A replay will be available until September 13, 2019. To access the replay, dial 1-877-481-4010 or 1-919-882-2331. When prompted, enter Conference Passcode 52180. The call will also be available live by webcast at TechPrecision Corporation’s website, www.techprecision.com, and will also be available over the Internet and accessible at https://www.investornetwork.com/event/presentation/52180.

About TechPrecision Corporation

TechPrecision Corporation, through its wholly owned subsidiary, Ranor, Inc., manufactures large-scale, metal fabricated and machined precision components and equipment. These products are used in a variety of markets including: defense, aerospace, nuclear, industrial, and medical. TechPrecision’s goal is to be an end-to-end service provider to its customers by furnishing customized solutions for completed products requiring custom fabrication and machining, assembly, inspection and testing. To learn more about the Company, please visit the corporate website at http://www.techprecision.com. Information on the Company’s website or any other website does not constitute a part of this press release.

Safe Harbor Statement

This release contains certain “forward-looking statements” relating to the business of the Company and its subsidiary companies. All statements other than statements of current or historical fact contained in this press release, including statements that express our intentions, plans, objectives, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “should,” “would” and similar expressions, as they relate to us, are intended to identify forward-looking statements. These statements are based on current expectations, estimates and projections made by management about our business, our industry and other conditions affecting our financial condition, results of operations or business prospects. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, the forward-looking statements due to numerous risks and uncertainties. Factors that could cause such outcomes and results to differ include, but are not limited to, risks and uncertainties arising from: our reliance on individual purchase orders, rather than long-term contracts, to generate revenue; our ability to balance the composition of our revenues and effectively control operating expenses; the availability of appropriate financing facilities impacting our operations, financial condition and/or liquidity; our ability to receive contract awards through competitive bidding processes; our ability to maintain standards to enable us to manufacture products to exacting specifications; our ability to enter new markets for our services; our reliance on a small number of customers for a significant percentage of our business; competitive pressures in the markets we serve; changes in the availability or cost of raw materials and energy for our production facilities; operating in a single geographic location; restrictions in our ability to operate our business due to our outstanding indebtedness; government regulations and requirements; pricing and business development difficulties; changes in government spending on national defense; our ability to make acquisitions and successfully integrate those acquisitions with our business; general industry and market conditions and growth rates; general economic conditions; and other risks discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website (www.sec.gov). Any forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release, except as required by applicable law. Investors should evaluate any statements made by us in light of these important factors.

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TECHPRECISION CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

	June 30, 2019	March 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$3,530,353	$2,036,646
Accounts receivable, net	866,062	1,010,443
Contract assets	2,873,611	4,390,832
Inventories	1,201,798	1,240,315
Other current assets	419,840	498,059
Total current assets	8,891,664	9,176,295
Property, plant and equipment, net	4,680,804	4,860,609
Deferred income taxes	1,914,128	2,004,346
Other noncurrent assets, net	5,333	6,233
Total assets	$15,491,929	$16,047,483

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$266,443	$609,082
Accrued expenses	872,949	753,499
Contract liabilities	339,850	740,947
Current portion of long-term debt	837,844	822,105
Total current liabilities	2,317,086	2,925,633
Long-term debt	3,205,112	3,410,542
Stockholders’ Equity:
Common stock - par value $.0001 per share, 90,000,000 shares authorized, 29,254,594 and 29,234,594 shares issued and outstanding, at June 30, 2019 and March 31, 2019	2,925	2,923
Additional paid in capital	8,730,929	8,693,106
Accumulated other comprehensive income	21,761	21,940
Retained earnings	1,214,116	993,339
Total stockholders’ equity	9,969,731	9,711,308
Total liabilities and stockholders’ equity	$15,491,929	$16,047,483

TECHPRECISION CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (unaudited)

	Three months ended June 30,
	2019	2018
Net sales	$4,334,268	$4,098,823
Cost of sales	3,224,767	3,046,299
Gross profit	1,109,501	1,052,524
Selling, general and administrative	741,413	730,465
Income from operations	368,088	322,059
Other income	19,430	2,740
Interest expense	(76,523)	(95,385)
Total other expense, net	(57,093)	(92,645)
Income before income taxes	310,995	229,414
Income tax expense	90,218	65,029
Net income	$220,777	$164,385
Other comprehensive loss:
Foreign currency translation adjustments	(179)	(1,911)
Other comprehensive loss, net of tax	(179)	(1,911)
Comprehensive income	$220,598	$162,474
Net income per share – basic	$0.01	$0.01
Net income per share – diluted	$0.01	$0.01
Weighted average number of shares outstanding – basic	29,253,495	28,824,593
Weighted average number of shares outstanding – diluted	30,711,007	29,096,727

TECHPRECISION CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Three Months Ended June 30,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$220,777	$164,385
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	190,005	185,585
Amortization of debt issue costs	10,741	15,231
Stock based compensation expense	30,625	24,930
Change in contract loss provision	120,393	(15,875)
Deferred income taxes	90,218	65,029
Changes in operating assets and liabilities:
Accounts receivable	144,381	730,574
Contract assets	1,517,221	(2,119,085)
Inventories	38,517	(48,518)
Other current assets	78,219	34,868
Accounts payable	(342,639)	(12,907)
Accrued expenses	5,915	118,339
Contract liabilities	(401,097)	567,517
Net cash provided by (used in) operating activities	1,703,276	(289,927)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property, plant and equipment	(10,200)	(101,695)
Net cash used in investing activities	(10,200)	(101,695)
CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of long-term debt	(199,533)	(186,896)
Net cash used in financing activities	(199,533)	(186,896)
Effect of exchange rate on cash and cash equivalents	164	661
Net increase (decrease) in cash and cash equivalents	1,493,707	(577,857)
Cash and cash equivalents, beginning of period	2,036,646	2,689,110
Cash and cash equivalents, end of period	$3,530,353	$2,111,253

TECHPRECISION CORPORATION

SUPPLEMENTAL INFORMATION

Reconciliation of EBITDA to Net Income

The following table provides a reconciliation of EBITDA to net income, the most directly comparable U.S. GAAP measure reported in our condensed consolidated financial statements:

(dollars in thousands)	June 30, 2019	June 30, 2018	Change Amount
Net income	$221	$164	$147
Income tax expense	90	65	25
Interest expense (1)	76	95	(19)
Depreciation	190	186	4
EBITDA	$577	$510	$67

(1)	Includes amortization of debt issue costs.

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